Exhibit 4.2

EXECUTION VERSION

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV NV/SA

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

TWENTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 6, 2011

To the Indenture, dated as of October 16, 2009,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev NV/SA, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

Conversion of a Subsidiary Guarantor

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01	Definitions	3
SECTION 1.02	Effect of Headings	4
SECTION 1.03	Severability Clause	4
SECTION 1.04	Benefits of Instrument	4

ARTICLE II

CONVERSION TO LIMITED LIABILITY COMPANY

SECTION 2.01	Confirmation of Obligations	4
SECTION 2.02	Amendments to the Indenture and the Securities.	5

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01	Effectiveness	5
SECTION 3.02	Ratification and Integral Part	6
SECTION 3.03	Priority	6
SECTION 3.04	Successors and Assigns	6
SECTION 3.05	Counterparts	6
SECTION 3.06	The Trustee	6
SECTION 3.07	Governing Law	6

- i -

TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of October 6, 2011 (the “Twenty-Fourth Supplemental Indenture”), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANHEUSER-BUSCH INBEV NV/SA, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH COMPANIES, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“ABC LLC”) and into which the Delaware corporation known as Anheuser-Busch Companies, Inc. (“ABC Inc.”) has converted, BRANDBREW S.A., a public limited liability company organized and existing under Luxembourg law, COBREW NV/SA, a public limited liability company organized and existing under Belgian law (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture, dated as of October 16, 2009, among the Company, the Guarantors and the Trustee, as supplemented and amended from time to time (the “Indenture”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance by the Company of its Securities, including but not limited to its 3.000% Notes due 2012, Floating Rate Notes due 2013, 2.500% Notes due 2013, Floating Rate Notes due 2014, 1.500% Notes due 2014, 5.375% Notes due 2014, 4.125% Notes due 2015, 3.625% Notes due 2015, 9.750% Notes due 2015, 3.65% Senior Unsecured Notes due January 15, 2016, 2.875% Notes due 2016, 7.75% Notes due 2019, 6.875% Notes due 2019, 5.375% Notes due 2020, 5.000% Notes due 2020, 4.375% Notes due 2021, 8.20% Notes due 2039, 8.000% Notes due 2039 and 6.375% Notes due 2040, and for the guarantee of Securities Outstanding from time to time by, among others, ABC LLC (the “ABC Guarantees”);

WHEREAS, Section 901(11) of the Indenture permits supplements thereto without the consent of Holders of Securities to cure any ambiguity in any provision of the Indenture, the Securities or the Guarantees or to make provisions with respect to matters or questions arising under the Indenture as the Company may deem necessary or desirable, provided that in either case such action does not adversely affect the interests of the Holders of the Securities of any series to which such provisions relate in any material respect;

WHEREAS, in compliance with applicable law, ABC Inc. elected to convert from a Delaware corporation to a Delaware limited liability company (the “Conversion”) and, upon completion of the Conversion (the date and time of the effectiveness of the Conversion being referred to herein as the “Effective Time”), changed its legal name and form of organization from Anheuser-Busch Companies, Inc. to Anheuser-Busch Companies, LLC;

WHEREAS, ABC LLC deems it advisable to enter into this Twenty-Fourth Supplemental Indenture for the purpose of clarifying that, from and after the Effective Time, ABC Inc.’s obligations under the ABC Guarantees remain obligations of ABC LLC by operation of law;

WHEREAS, the execution and delivery of this Twenty-Fourth Supplemental Indenture has been authorized by resolutions of the board of directors of ABC Inc. and the board of managers of ABC LLC;

WHEREAS, the Company and the Guarantors have delivered to the Trustee Officer’s Certificates, pursuant to Sections 102 and 903 of the Indenture, and an Opinion of Counsel, pursuant to Sections 102 and 903 of the Indenture, in connection with the execution of this Twenty-Fourth Supplemental Indenture;

WHEREAS, the Company and the Guarantors have requested that the Trustee execute and deliver this Twenty-Fourth Supplemental Indenture; and

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Twenty-Fourth Supplemental Indenture.

NOW, THEREFORE, THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01    Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Twenty-Fourth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Twenty-Fourth Supplemental Indenture have the following respective meanings:

“ABC Guarantees” has the meaning set forth in the Recitals.

“ABC Inc.” has the meaning set forth in the preamble to this Twenty-Fourth Supplemental Indenture.

“ABC LLC” has the meaning set forth in the preamble to this Twenty-Fourth Supplemental Indenture.

“Conversion” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in the Recitals.

“Existing Supplemental Indentures” means the First Supplemental Indenture, dated October 16, 2009, the Second Supplemental Indenture, dated October 16, 2009, the Third Supplemental Indenture, dated October 16, 2009, the Fourth Supplemental Indenture, dated October 16, 2009, the Fifth Supplemental Indenture, dated November 27, 2009, the Sixth Supplemental Indenture, dated March 26, 2010, the Seventh Supplemental Indenture, dated March 29, 2010, the Eighth Supplemental Indenture, dated March 29, 2010, the Ninth Supplemental Indenture, dated March 29, 2010, the Tenth Supplemental Indenture, dated April 7, 2010, the Eleventh Supplemental Indenture, dated November 17, 2010, the Twelfth Supplemental Indenture, dated December 15, 2010, the Thirteenth Supplemental Indenture, dated January 27, 2011, the Fourteenth Supplemental Indenture, dated January 27, 2011, the Fifteenth Supplemental Indenture, dated January 27, 2011, the Sixteenth Supplemental Indenture, dated March 15, 2011, the Seventeenth Supplemental Indenture, dated March 15, 2011, the Eighteenth Supplemental Indenture, dated March 15, 2011, the Nineteenth Supplemental Indenture, dated March 15, 2011, the Twentieth Supplemental Indenture, dated March 15, 2011, the Twenty-First Supplemental Indenture, dated March 15, 2011, the Twenty-Second Supplemental Indenture, dated July 14, 2011 and the Twenty-Third Supplemental Indenture, dated July 14, 2011, each among the Company, the Parent Guarantor, the subsidiary guarantors party thereto from time to time and the Trustee.

“Guarantors” has the meaning set forth in the preamble to this Twenty-Fourth Supplemental Indenture.

“Subsidiary Guarantor” has the meaning set forth in the preamble to this Twenty-Fourth Supplemental Indenture.

“Twenty-Fourth Supplemental Indenture” has the meaning set forth in the preamble hereto.

SECTION 1.02    Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03    Severability Clause.

In case any provision in this Twenty-Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04    Benefits of Instrument.

Nothing in this Twenty-Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Twenty-Fourth Supplemental Indenture or the Indenture.

ARTICLE II

CONVERSION TO LIMITED LIABILITY COMPANY

SECTION 2.01    Confirmation of Obligations. Although none of the Company, the Guarantors or the Trustee believes or concedes that such confirmation is required, as of the Effective Time, ABC LLC hereby confirms all of its obligations incurred as ABC Inc. under the ABC Guarantees, the Existing Supplemental Indentures and the Indenture, as amended and supplemented by this Twenty-Fourth Supplemental Indenture. Such obligations include (a) the irrevocable, full and unconditional guarantee of the due and punctual payment of the principal, and premium, if any, of (including any amount in respect of original issue discount) and interest, if any (together with any Additional Amounts payable pursuant to the terms of the Securities Outstanding from time to time), on, and of the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of, all of the Securities Outstanding from time to time in accordance with the terms of the ABC Guarantees, the Existing Supplemental Indentures and the Indenture and (b) the due and punctual performance of all the other covenants and conditions of the ABC Guarantees, the Existing Supplemental Indentures and the Indenture to be performed by it as a Subsidiary Guarantor, in each case when and as provided in the ABC Guarantees, the Existing Supplemental Indentures and the Indenture, as amended by this Twenty-Fourth Supplemental Indenture.

SECTION 2.02    Amendments to the Indenture and the Securities.

(a) As of the Effective Time, the definition of the term “Existing Target Debt” in Section 101 of the Indenture is amended in relevant part as follows and the provisions of such definition shall remain in effect as so modified:

The text “means the following notes, debentures and bonds of Anheuser-Busch Companies, Inc.” is amended and replaced in its entirety with “means the following notes, debentures and bonds of Anheuser-Busch Companies, LLC.”

(b) As of the Effective Time, the definition of the term “Subsidiary Guarantor” in Section 101 of the Indenture is amended in relevant part as follows and the provisions of such definition shall remain in effect as so modified:

The text “Anheuser-Busch Companies, Inc., a corporation duly organized and existing under the laws of the State of Delaware” is amended and replaced in its entirety with “Anheuser-Busch Companies, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware.”

(c) As of the Effective Time, the reference to “Anheuser-Busch Companies, Inc.” in Section 115 of the Indenture is amended to read “Anheuser-Busch Companies, LLC” and the provisions of said Section shall remain in effect as so modified.

(d) Until surrendered and exchanged, each Certificated Security and each Global Security evidencing Outstanding Securities immediately prior to the Effective Time shall, for all purposes of the Indenture and the Securities, continue to evidence the identical principal amount and number of Outstanding Securities as of the Effective Time, subject to the provisions of the Indenture. After the Effective Time, the Company and the Guarantors may make such modifications in the certificates evidencing (and the form of) the Securities as they deem necessary to reflect the substance of this Twenty-Fourth Supplemental Indenture, but no such modifications shall be necessary to reflect the substance of this Twenty-Fourth Supplemental Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01    Effectiveness. Article II shall be deemed to have become effective at the Effective Time. An Officer’s Certificate referencing this Section

3.01 and stating that the Effective Time occurred at a particular time and date shall be conclusive evidence for all purposes of this instrument that the Effective Time occurred at the time and date stated therein.

SECTION 3.02    Ratification and Integral Part. The Indenture, as supplemented and amended by this Twenty-Fourth Supplemental Indenture, is in all respects ratified and confirmed and this Twenty-Fourth Supplemental Indenture will, at and after the Effective Time, be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03    Priority. This Twenty-Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Twenty-Fourth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.04    Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Twenty-Fourth Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.05    Counterparts. This Twenty-Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.06    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.07    Governing Law. This Twenty-Fourth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Company

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

ANHEUSER-BUSCH INBEV NV/SA as Parent Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Authorized Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Kerry A. McFarland
Name: Kerry A. McFarland
Title: Vice President

ANHEUSER-BUSCH COMPANIES, LLC as Subsidiary Guarantor

By:	/s/ Thomas Larson
Name: Thomas Larson
Title: Authorized Officer

BRANDBREW S.A.

a société anonyme with its registered address at 5, rue Gabriel Lippmann, L-5365 Munsbach, Luxembourg and registered with the Luxembourg register of commerce and companies under number B-75696,

as Subsidiary Guarantor

By:	/s/ Gert Magis
Name: Gert Magis
Title: Director

By:	/s/ Erik Van den Enden
Name: Erik Van den Enden
Title: Director

COBREW NV/SA as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Authorized Officer